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                                                                    Exhibit 23.2
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                         INDEPENDENT AUDITORS' CONSENT





We consent to the use of our report dated January 19, 1994, except as to note 2 which is as of June 30, 1994, included in Southern National Corporation's ("SNC") Current Report on Form 8-K dated February 24, 1995 and to the use of our report dated January 17, 1995 included in the Amendment No. 1 dated May 12, 1995 to SNC's Current Report on Form 8-K dated March 14, 1995, incorporated by reference in the SNC Form S-3 Registration Statement, the purpose of which is to register shares on behalf of certain SNC shareholders, and to the reference to our firm under the heading "Experts" in the related prospectus. Our report dated January 17, 1995 refers to a change in the method of accounting for certain investments in debt and equity securities in 1994.

                                                   KPMG Peat Marwick LLP


Raleigh, North Carolina
December 18, 1995